Exhibit 99.1

For Immediate Release	Contact:	Scot Hoffman
May 6, 2015		(973) 802-2824

PRUDENTIAL FINANCIAL, INC.

ANNOUNCES FIRST QUARTER 2015 RESULTS

•	After-tax adjusted operating income of $1.298 billion, or $2.79 per Common share, compared to $2.40 per Common share for year-ago quarter.[1]

First Quarter Highlights

•	Pre-tax adjusted operating income for Individual Annuities, Retirement, and Asset Management businesses of $1.018 billion, up $73 million or 8% from year-ago quarter.

•	Individual Annuities account values of $161.1 billion at March 31, up 4% from a year earlier.

•	Retirement account values of $365.3 billion at March 31, up 11% from a year earlier, driven by strong net inflows as well as favorable market performance.

•

Asset Management unaffiliated third party institutional and retail assets under management of $469.2 billion at March 31, up 10% from a year earlier with net flows for the current quarter, excluding money market, of $7.7 billion.

•

Pre-tax adjusted operating income for U.S. Individual Life and Group Insurance businesses of $146 million, up $15 million or 11% from year-ago quarter, driven by improved group long-term disability results.

•

Pre-tax adjusted operating income for International Insurance businesses of $834 million, compared to $837 million in year-ago quarter; earnings up 4% excluding the impact of foreign currency exchange rates.

•	International Insurance constant dollar basis annualized new business premiums of $780 million for current quarter, reflecting growth in all distribution channels.

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[1]	Results for the year-ago quarter are for the Company’s Financial Services Businesses. See “Historic Separation of the Businesses” and “Elimination of the Separation of the Businesses: Closed Block Division” later in this press release for further information.

Page 2.

•	Significant items included in current quarter adjusted operating income:

•

Pre-tax net benefit of $106 million in Individual Annuities, including reduced amortization of deferred policy acquisition and other costs and release of reserves for guaranteed death and income benefits, reflecting market performance.

•	Pre-tax charge of $9 million in Individual Life for integration costs relating to the acquisition of The Hartford’s individual life insurance business.

The items above had a net favorable impact of approximately 14 cents per Common share on current quarter results.

•

For the year-ago quarter, a net charge to Individual Annuities results from updated estimates of profitability reflecting market performance, a charge for reserve refinements in International Insurance, and integration costs in Individual Life for the acquired Hartford business resulted in a net negative impact of 6 cents per Common share to adjusted operating income.

•	Net income attributable to Prudential Financial, Inc. for first quarter 2015 of $2.036 billion, or $4.37 per Common share.

•	Other financial highlights:

•

Excluding net changes in value relating to foreign currency exchange rate remeasurement reflected in net income or loss and currency translation adjustments corresponding to realized investment gains and losses, book value per Common share excluding total accumulated other comprehensive income amounted to $69.01 at March 31, 2015, an increase of $4.26 from December 31, 2014 after payment of a quarterly Common Stock dividend of 58 cents per share. This increase included $1.35 from the restructuring of the Company’s former Closed Block Business.[2]

•

Excluding holdings of the Closed Block division and Closed Block Business at March 31, 2015 and December 31, 2014, respectively, net unrealized gains on general account fixed maturity investments of $32.9 billion at March 31, 2015 compared to $30.4 billion at December 31, 2014; gross unrealized losses of $990 million at March 31, 2015, compared to $1.1 billion at December 31, 2014.

•

During the first quarter, the Company acquired 3.1 million shares of its Common Stock at a total cost of $250 million, for an average price of $80.91 per share, under the June 2014 authorization by Prudential’s Board of Directors to repurchase at management’s discretion up to $1.0 billion of the Company’s outstanding Common Stock during the period from July 1, 2014 through June 30, 2015. From the commencement of share repurchases in July 2011 through March 31, 2015, the Company has acquired 56.0 million shares of its Common Stock under its share repurchase authorizations at a total cost of $3.6 billion, for an average price of $65.20 per share.

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[2]	See “Historic Separation of the Businesses” and “Elimination of the Separation of the Businesses: Closed Block Division” later in this press release for further information.

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NEWARK, N.J. – Prudential Financial, Inc. (NYSE:PRU) today reported after-tax adjusted operating income of $1.298 billion ($2.79 per Common share) for the first quarter of 2015, compared to $1.137 billion ($2.40 per Common share) for the Company’s Financial Services Businesses in the year-ago quarter. Net income attributable to Prudential Financial, Inc. was $2.036 billion ($4.37 per Common share) for the first quarter of 2015, compared to $1.225 billion ($2.59 per Common share) for the Company’s Financial Services Businesses in the year-ago quarter. Information regarding adjusted operating income, a non-GAAP measure, is provided below.

“Our first quarter results reflect solid underlying performance across our businesses and represent a strong start for the year. In the U.S., our Annuities, Retirement and Asset Management businesses are benefiting from continued growth in account values and assets under management, with especially strong third party institutional and retail asset management flows in the quarter. Our U.S. insurance protection businesses continue to benefit from actions we have taken to improve results in our group insurance business. Further, we are nearing completion of the integration of the individual life insurance business we acquired from The Hartford, with remaining cost savings expected to be realized by the third quarter. Our international businesses continue to demonstrate strong core fundamentals, with constant dollar sales growth of 6% for the quarter driven by increases from each of our distribution channels and solid earnings results,” said Chairman and Chief Executive Officer John Strangfeld.

Adjusted operating income is not calculated under generally accepted accounting principles (GAAP). Information regarding adjusted operating income, a non-GAAP measure, is discussed later in this press release under “Forward-Looking Statements and Non-GAAP Measure,” and a reconciliation of adjusted operating income to the most comparable GAAP measure is provided in the tables that accompany this release.

Results of Ongoing Operations

The Company’s ongoing operations include the U.S. Retirement Solutions and Investment Management, U.S. Individual Life and Group Insurance, and International Insurance divisions, as well as Corporate and Other Operations. In the following business-level discussion, adjusted operating income refers to pre-tax results.

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The U.S. Retirement Solutions and Investment Management division reported adjusted operating income of $1.018 billion for the first quarter of 2015, compared to $945 million in the year-ago quarter.

The Individual Annuities segment reported adjusted operating income of $529 million in the current quarter, compared to $388 million in the year-ago quarter. Current quarter results include a benefit of $106 million, and results for the year-ago quarter include a charge of $21 million, in each case reflecting an updated estimate of profitability for this business driven by market performance in relation to our assumptions. Excluding the effect of the foregoing items, adjusted operating income for the Individual Annuities segment increased $14 million from the year-ago quarter. Current quarter results benefited from higher asset-based fees due to growth in variable annuity account values, partly offset by higher expenses and a lower contribution from investment results.

The Retirement segment reported adjusted operating income of $284 million for the current quarter, compared to $364 million in the year-ago quarter. The decrease reflected a $95 million lower contribution from investment results in the current quarter and higher expenses, partly offset by a greater contribution from pension risk transfer case experience. The lower contribution from investment results included returns on non-coupon investments estimated to exceed average expectations by about $15 million in the current quarter and $80 million in the year-ago quarter, as well as lower fixed income returns. Case experience on pension risk transfer business was favorable in both the current quarter and year-ago quarter, with a net contribution to current quarter results approximately $45 million greater than our average quarterly expectations.

The Asset Management segment reported adjusted operating income of $205 million for the current quarter, compared to $193 million in the year-ago quarter. The increase was driven by a $15 million greater contribution from the segment’s incentive, transaction, strategic investing and commercial mortgage activities. The benefit to results from higher asset management fees driven by growth in assets under management was essentially offset by higher expenses, including expenses relating to business growth initiatives and commissions from higher retail sales.

The U.S. Individual Life and Group Insurance division reported adjusted operating income of $146 million for the first quarter of 2015, compared to $131 million in the year-ago quarter.

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The Individual Life segment reported adjusted operating income of $116 million for the current quarter, compared to $125 million in the year-ago quarter. Results for the current quarter reflect absorption of $9 million of integration costs related to the Company’s acquisition of The Hartford’s individual life insurance business on January 2, 2013, while results for the year-ago quarter include $8 million of such costs. Segment results excluding integration costs decreased $8 million from the year-ago quarter, reflecting an adverse mortality fluctuation. Claims experience was less favorable than our average expectations in both the current quarter and the year-ago, with a net contribution to current quarter results about $35 million below our average expectations, inclusive of associated amortization and reserve updates.

The Group Insurance segment reported adjusted operating income of $30 million in the current quarter, compared to $6 million in the year-ago quarter. The increase was largely driven by more favorable group disability claims experience and lower expenses, partly offset by less favorable group life claims experience.

The International Insurance segment reported adjusted operating income of $834 million for the first quarter of 2015, compared to $837 million in the year-ago quarter. Excluding the impact of foreign currency exchange rates, adjusted operating income increased 4% over the year-ago quarter.

Adjusted operating income of the segment’s Life Planner operations was $439 million for the current quarter, compared to $419 million in the year-ago quarter. Results for the year-ago quarter included a $16 million charge from refinements of reserves and related items, primarily for the segment’s Korean operations. Excluding this charge, adjusted operating income increased $4 million from the year-ago quarter. The benefit to current quarter results from continued business growth was partly offset by higher expenses including technology costs. In addition, foreign currency exchange rates, including the impact of the Company’s currency hedging programs, had an unfavorable impact of $17 million in comparison to the year-ago quarter.

The segment’s Gibraltar Life and Other operations reported adjusted operating income of $395 million for the current quarter, compared to $418 million in the year-ago quarter. A greater contribution from investment results, including current quarter returns on non-coupon investments estimated to exceed average expectations by about $40 million, was largely offset by higher net

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expenses including greater technology costs and a year-ago quarter benefit from fixed asset sales. In addition, foreign currency exchange rates, including the impact of the Company’s currency hedging programs, had an unfavorable impact of $19 million in comparison to the year-ago quarter.

Corporate and Other operations resulted in a loss, on an adjusted operating income basis, of $253 million in the first quarter of 2015, compared to a loss of $342 million in the year-ago quarter. The decreased loss reflected lower net expenses as well as a benefit to current quarter results from investment income on assets made available for general corporate purposes as a result of the Company’s restructuring of its former Closed Block Business on January 2, 2015.

Assets under management amounted to $1.204 trillion at March 31, 2015, compared to $1.176 trillion at December 31, 2014.

Net income attributable to Prudential Financial, Inc. amounted to $2.036 billion for the first quarter of 2015, compared to $1.225 billion for the Company’s Financial Services Businesses in the year-ago quarter.

Current quarter net income includes $1.051 billion of pre-tax net realized investment gains and related charges and adjustments. The foregoing net gain includes pre-tax gains of $565 million primarily from interest rate driven net increases in the market value of derivatives used in risk management activities, including asset and liability duration management. The current quarter net gain also includes net pre-tax gains of $265 million from products that contain embedded derivatives and associated derivative portfolios that are part of a hedging program related to the risks of these products, $227 million from general portfolio activities, and $25 million from net changes in non-yen asset and liability values relating to foreign currency exchange rates. The foregoing gains were partly offset by pre-tax losses of $31 million from impairments and sales of credit-impaired investments.

Excluding holdings of the Closed Block division and Closed Block Business at March 31, 2015 and December 31, 2014, respectively, gross unrealized losses on general account fixed maturity investments at March 31, 2015 amounted to $990 million, including $822 million on high and highest quality securities based on NAIC or equivalent ratings, and amounted to $1.101 billion at December 31, 2014. Net unrealized gains on these investments amounted to $32.911 billion at March 31, 2015, compared to $30.394 billion at December 31, 2014.

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Net income for the current quarter reflects pre-tax increases of $83 million in recorded asset values and $197 million in recorded liabilities representing changes in value which are expected to ultimately accrue to contractholders. These changes primarily represent interest rate related mark-to-market adjustments.

Net income for the current quarter also reflects pre-tax income of $53 million from divested businesses, primarily relating to income from long term care insurance which was largely driven by increases in market value of derivatives used in asset and liability duration management for this business, partly offset by a pre-tax loss from the Closed Block division.

Net income of the Company’s Financial Services Businesses for the year-ago quarter included $8 million of pre-tax net realized investment losses and related charges and adjustments and pre-tax income of $73 million from divested businesses, as well as pre-tax increases of $101 million in recorded asset values and $43 million in recorded liabilities representing changes in value which are expected to ultimately accrue to contractholders.

Historic Separation of the Businesses

From December 18, 2001, the date of demutualization, through December 31, 2014, the businesses of Prudential Financial, Inc. were separated into the Financial Services Businesses and the Closed Block Business for financial statement purposes. The Financial Services Businesses were comprised of the Company’s U.S. Retirement Solutions and Investment Management, U.S. Individual Life and Group Insurance, and International Insurance divisions and its Corporate and Other operations. The Closed Block Business was comprised of the assets and related liabilities of the Closed Block established at the time of Prudential’s demutualization, representing certain participating individual life insurance policies and annuities issued by Prudential Insurance for which experience based policy dividends are being paid or expected to be paid, and certain other assets and liabilities, known as the “Surplus and Related Assets.” The Company ceased offering these participating policies at the time of its demutualization. The Company’s former Class B stock reflected the performance of the Closed Block Business, while the Common Stock of Prudential Financial, Inc. reflected the performance of the Financial Services Businesses. The Surplus and

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Related Assets supported debt service on $1.75 billion of senior secured notes, known as “IHC Debt,” which were issued by a subsidiary of Prudential Financial, Inc. and accounted for as obligations of the Closed Block Business, as well as dividends on the Class B Stock. The IHC Debt was redeemed in December 2014.

Elimination of the Separation of the Businesses: Closed Block Division

On January 2, 2015, Prudential Financial, Inc. repurchased and cancelled all of the outstanding shares of the Class B Stock (the “Class B Repurchase”). This transaction resulted in the elimination of the Closed Block Business for financial statement purposes, although the Closed Block continues in effect for the foregoing life insurance policies and annuities, and its results are now included in the Company’s “Closed Block division” for periods subsequent to December 31, 2014. The Closed Block division is classified as a reporting segment of Prudential Financial, Inc. and its results are excluded from adjusted operating income under the Company’s definition of “divested businesses” which includes businesses that have been sold or exited, including businesses that have been placed in wind down and do not qualify for “discontinued operations” accounting treatment under U.S. GAAP.

For the first quarter of 2014, the Closed Block Business reported income from continuing operations before income taxes of $13 million, and net income attributable to Prudential Financial, Inc. of $13 million.

Consolidated Results

During the periods when the Class B Stock was outstanding, there was no legal separation of the Financial Services Businesses and the Closed Block Business, and holders of the Common Stock and the Class B Stock were both common stockholders of Prudential Financial, Inc. Subsequent to the Class B Repurchase, there remains no legal separation between the Closed Block and Prudential’s other businesses.

For the first quarter of 2014 on a consolidated basis, which includes the results of both the Financial Services Businesses and the Closed Block Business, Prudential Financial, Inc. reported net income attributable to Prudential Financial, Inc. of $1.238 billion.

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Forward-Looking Statements and Non-GAAP Measure

Certain of the statements included in this release constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of fixed income, equity, real estate and other financial markets; (2) the availability and cost of additional debt or equity capital or external financing for our operations; (3) interest rate fluctuations or prolonged periods of low interest rates; (4) the degree to which we choose not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies we do implement; (5) any inability to access our credit facilities; (6) reestimates of our reserves for future policy benefits and claims; (7) differences between actual experience regarding mortality, morbidity, persistency, utilization, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (8) changes in our assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (9) changes in assumptions for our pension and other postretirement benefit plans; (10) changes in our financial strength or credit ratings; (11) statutory reserve requirements associated with term and universal life insurance policies under Regulation XXX and Guideline AXXX; (12) investment losses, defaults and counterparty non-performance; (13) competition in our product lines and for personnel; (14) difficulties in marketing and distributing products through current or future distribution channels; (15) changes in tax law; (16) economic, political, currency and other risks relating to our international operations;

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(17) fluctuations in foreign currency exchange rates and foreign securities markets; (18) regulatory or legislative changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; (19) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (20) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (21) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (22) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (23) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing projected results of acquisitions; (24) interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems; (25) changes in statutory or U.S. GAAP accounting principles, practices or policies; and (26) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and the ability of the subsidiaries to pay such dividends or distributions in light of our ratings objectives and/or applicable regulatory restrictions. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

Adjusted operating income is a non-GAAP measure of performance. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.

Realized investment gains (losses) within certain of our businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign

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currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of a hedging program related to the risk of those products. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are classified as other trading account assets.

Adjusted operating income also excludes investment gains and losses on trading account assets supporting insurance liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values are expected to ultimately accrue to contractholders. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of these transactions. In addition, adjusted operating income excludes the results of divested businesses, which are not relevant to our ongoing operations. Discontinued operations, which are presented as a separate component of net income under GAAP, are also excluded from adjusted operating income.

We believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. However, adjusted operating income is not a substitute for income determined in accordance with GAAP, and the adjustments made to derive adjusted operating income are important to an understanding of our overall results of operations. The schedules accompanying this release provide a reconciliation of adjusted operating income to income from continuing operations in accordance with GAAP.

The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2014, should be considered by readers when reviewing forward-looking statements contained in this release. Additional historic information relating to our financial performance is located on our Web site at www.investor.prudential.com.

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Earnings Conference Call

Members of Prudential’s senior management will host a conference call on Thursday, May 7, 2015 at 11 a.m. ET, to discuss with the investment community the Company’s first quarter results. The conference call and an accompanying slide presentation will be broadcast live over the Company’s Investor Relations Web site at www.investor.prudential.com. Please log on fifteen minutes early in the event necessary software needs to be downloaded. The call will remain on the Investor Relations Web site for replay through May 22. Institutional investors, analysts, and other members of the professional financial community are invited to listen to the call and participate in Q&A by dialing (877) 777-1971 (domestic callers) or (612) 332-0226 (international callers). All others are encouraged to dial into the conference call in listen-only mode, using the same numbers. To listen to a replay of the conference call starting at 2:00 p.m. on May 7, through May 14, dial (800) 475-6701 (domestic callers) or (320) 365-3844 (international callers). The access code for the replay is 349035.

Prudential Financial, Inc. (NYSE: PRU), a financial services leader with over $1 trillion of assets under management as of March 31, 2015, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees are committed to helping individual and institutional customers grow and protect their wealth through a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. In the U.S., Prudential’s iconic Rock symbol has stood for strength, stability, expertise and innovation for more than a century. For more information, please visit www.news.prudential.com.

Financial Highlights

(in millions, unaudited)

	Three Months Ended March 31
	2015	2014
Income Statement Data:
Adjusted Operating Income (1) (2):
Revenues:
Premiums	$5,913	$5,130
Policy charges and fee income	1,554	1,509
Net investment income	3,005	3,017
Asset management fees, commissions and other income	1,335	1,280

Total revenues	11,807	10,936

Benefits and expenses:
Insurance and annuity benefits	6,216	5,417
Interest credited to policyholders’ account balances	884	925
Interest expense	317	321
Other expenses	2,645	2,702

Total benefits and expenses	10,062	9,365

Adjusted operating income before income taxes	1,745	1,571
Income taxes, applicable to adjusted operating income	447	434

After-tax adjusted operating income (1) (2)	1,298	1,137

Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	1,051	(8)
Investment gains on trading account assets supporting insurance liabilities, net	83	101
Change in experience-rated contractholder liabilities due to asset value changes	(197)	(43)
Divested businesses:
Closed Block division	(22)	—
Other divested businesses	75	73
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	13	11

Total reconciling items, before income taxes	1,003	134
Income taxes, not applicable to adjusted operating income	252	39

Total reconciling items, after income taxes	751	95

Income from continuing operations (after-tax) before equity in earnings of operating joint ventures (2)	2,049	1,232
Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	(13)	(11)

Income from continuing operations attributable to Prudential Financial, Inc. (2)	2,036	1,221
Earnings attributable to noncontrolling interests	10	11

Income from continuing operations (after-tax) (2)	2,046	1,232
Income from discontinued operations, net of taxes	—	4

Net income (2)	2,046	1,236
Less: Income attributable to noncontrolling interests	10	11

Net income attributable to Prudential Financial, Inc. (2)	$2,036	$1,225

Reconciliation to Consolidated Net Income Attributable to Prudential Financial, Inc.:
Net income attributable to Prudential Financial, Inc. (above) (2)	$2,036	$1,225
Net income of Closed Block Business attributable to Prudential Financial, Inc.	—	13

Consolidated net income attributable to Prudential Financial, Inc.	$2,036	$1,238

See footnotes on last page.

Financial Highlights

(in millions, except per share data, unaudited)

	Three Months Ended March 31
	2015	2014
Earnings per share of Common Stock (diluted) (2) (3):

After-tax adjusted operating income	$2.79	$2.40
Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	2.27	(0.02)
Investment gains on trading account assets supporting insurance liabilities, net	0.18	0.21
Change in experience-rated contractholder liabilities due to asset value changes	(0.43)	(0.09)
Divested businesses:
Closed Block division	(0.05)	—
Other divested businesses	0.16	0.16
Difference in earnings allocated to participating unvested share-based payment awards	(0.02)	—

Total reconciling items, before income taxes	2.11	0.26
Income taxes, not applicable to adjusted operating income	0.53	0.08

Total reconciling items, after income taxes	1.58	0.18

Income from continuing operations (after-tax) attributable to Prudential Financial, Inc.	4.37	2.58
Income from discontinued operations, net of taxes	—	0.01

Net income attributable to Prudential Financial, Inc.	$4.37	$2.59

Weighted average number of outstanding Common shares (basic)	454.3	460.9

Weighted average number of outstanding Common shares (diluted)	463.0	470.3

Direct equity adjustment for earnings per share calculation (3)	$—	$(2)
Earnings related to interest, net of tax, on exchangeable surplus notes	$4	$4

Earnings allocated to participating unvested share-based payment awards for earnings per share calculation (2):
After-tax adjusted operating income	$12	$10
Income from continuing operations (after-tax)	$19	$11

Attributed Equity (as of end of period) (2):

Total attributed equity	$45,044	$36,770
Per share of Common Stock - diluted (4)	98.16	78.87
Attributed equity excluding accumulated other comprehensive income	$27,292	$26,117
Per share of Common Stock - diluted	59.52	56.02
Number of diluted shares at end of period	458.5	466.2

Adjusted operating income before income taxes, by Segment (1) (2):
Individual Annuities	$529	$388
Retirement	284	364
Asset Management	205	193

Total U.S. Retirement Solutions and Investment Management Division	1,018	945

Individual Life	116	125
Group Insurance	30	6

Total U.S. Individual Life and Group Insurance Division	146	131

International Insurance	834	837

Total International Insurance Division	834	837

Corporate and Other operations	(253)	(342)

Adjusted operating income before income taxes (2)	1,745	1,571

Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	1,051	(8)
Investment gains on trading account assets supporting insurance liabilities, net	83	101
Change in experience-rated contractholder liabilities due to asset value changes	(197)	(43)
Divested businesses:
Closed Block division	(22)	—
Other divested businesses	75	73
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	13	11

Total reconciling items, before income taxes	1,003	134

Subtotal (2)	2,748	1,705

Income from continuing operations before income taxes and equity in earnings of operating joint ventures for Closed Block Business	—	13

Consolidated income from continuing operations before income taxes and equity in earnings of operating joint ventures for Prudential Financial, Inc.	$2,748	$1,718

See footnotes on last page.

Financial Highlights

(in millions, or as otherwise noted, unaudited)

	Three Months Ended March 31
	2015	2014
U.S. Retirement Solutions and Investment Management Division:

Fixed and Variable Annuity Sales and Account Values:
Gross sales	$2,227	$2,321

Net sales	$31	$128

Total account value at end of period	$161,127	$155,276

Retirement Segment:

Full Service:

Deposits and sales	$6,314	$8,587

Net additions	$85	$2,584

Total account value at end of period	$188,145	$178,150

Institutional Investment Products:

Gross additions	$969	$1,733

Net withdrawals	$(2,526)	$(1,284)

Total account value at end of period	$177,120	$149,661

Asset Management Segment:
Assets managed by Investment Management and Advisory Services (in billions, as of end of period):
Institutional customers	$380.9	$352.2
Retail customers	198.4	172.9
General account	382.4	365.8

Total Investment Management and Advisory Services	$961.7	$890.9

Institutional Customers - Assets Under Management (in billions):
Gross additions, other than money market	$16.8	$10.9
Net additions, other than money market	$3.7	$1.9

Retail Customers - Assets Under Management (in billions):
Gross additions, other than money market	$13.1	$8.0
Net additions, other than money market	$4.0	$0.2

U.S. Individual Life and Group Insurance Division:

Individual Life Insurance Annualized New Business Premiums (5):
Variable life	$18	$9
Universal life	57	71
Term life	49	42

Total	$124	$122

Group Insurance Annualized New Business Premiums (5):
Group life	$131	$137
Group disability	31	33

Total	$162	$170

International Insurance Division:

International Insurance Annualized New Business Premiums (5) (6):
Actual exchange rate basis	$673	$692

Constant exchange rate basis	$780	$733

See footnotes on last page.

Financial Highlights

(in billions, as of end of period)

	Three Months Ended March 31
	2015	2014
Assets and Asset Management Information:

Total assets	$778.6	$746.7

Assets under management (at fair market value):
Managed by U.S. Retirement Solutions and Investment Management Division:
Asset Management Segment - Investment Management and Advisory Services	$961.7	$890.9
Non-proprietary assets under management	195.8	197.8

Total managed by U.S. Retirement Solutions and Investment Management Division	1,157.5	1,088.7
Managed by U.S. Individual Life and Group Insurance Division	23.7	23.1
Managed by International Insurance Division	22.5	19.1

Total assets under management	1,203.7	1,130.9
Client assets under administration	159.3	120.5

Total assets under management and administration	$1,363.0	$1,251.4

See footnotes on last page.

(1)	Adjusted operating income is a non-GAAP measure of performance that excludes “Realized investment gains (losses), net”, as adjusted, and related charges and adjustments; net investment gains and losses on trading account assets supporting insurance liabilities; change in experience-rated contractholder liabilities due to asset value changes; results of divested businesses and discontinued operations; earnings attributable to noncontrolling interests; and the related tax effects thereof. Adjusted operating income includes equity in earnings of operating joint ventures and the related tax effects thereof. Revenues and benefits and expenses shown as components of adjusted operating income, are presented on the same basis as pre-tax adjusted operating income and are adjusted for the items above as well.

Realized investment gains (losses) within certain of our businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of a hedging program related to the risk of those products. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are classified as other trading account assets.

Adjusted operating income does not equate to “Income from continuing operations” as determined in accordance with GAAP but is the measure of profit or loss we use to evaluate segment performance. Adjusted operating income is not a substitute for income determined in accordance with GAAP, and our definition of adjusted operating income may differ from that used by other companies. The items above are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability factors of our businesses.

(2)	Represents results of the former Financial Services Businesses for the three months ended March 31, 2014 and attributed equity of the Financial Services Businesses as of that date.
(3)	From demutualization through December 31, 2014, the Company had two separate classes of common stock. The Common Stock reflected the performance of the Financial Services Businesses and the Class B Stock reflected the performance of the Closed Block Business. Earnings per share were calculated separately for each of these two classes of common stock and included a direct equity adjustment to modify the earnings available to each of the classes of common stock for the difference between the allocation of general and administrative expenses to each of the businesses and the cash flows between the businesses related to these expenses. Accordingly, earnings per share of Common Stock for the three months ended March 31, 2014 reflect earnings attributable to the Financial Services Businesses. On January 2, 2015, Prudential Financial repurchased and cancelled all of the 2.0 million shares of the Class B Stock (the “Class B Repurchase”). Accordingly, earnings per share of Common Stock for the three months ended March 31, 2015 reflect the consolidated earnings of Prudential Financial. In addition, the Class B Repurchase resulted in the elimination of the separation of the Financial Services Businesses and the Closed Block Business. As a result, there was no direct equity adjustment recorded for the three months ended March 31, 2015. Earnings per share of the Class B Stock for the three months ended March 31, 2014 is not presented herein, as it is not meaningful due to the Class B Repurchase.
(4)	Book value per share of Common Stock including accumulated other comprehensive income for the first quarter of 2015 includes a $500 million increase in equity and a 5.5 million increase in diluted shares reflecting the dilutive impact of exchangeable surplus notes. These notes are currently dilutive when book value per share is greater than $90.85.
(5)	Premiums from new sales that are expected to be collected over a one year period. Group insurance annualized new business premiums exclude new premiums resulting from rate changes on existing policies, from additional coverage issued under our Servicemembers’ Group Life Insurance contract, and from excess premiums on group universal life insurance that build cash value but do not purchase face amounts. Group insurance annualized new business premiums include premiums from the takeover of claim liabilities. Excess (unscheduled) and single premium business for the company’s domestic individual life and international insurance operations are included in annualized new business premiums based on a 10% credit.
(6)	Actual amounts reflect the impact of currency fluctuations. Constant amounts reflect foreign denominated activity translated to U.S. dollars at uniform exchange rates for all periods presented, including Japanese yen 91 per U.S. dollar and Korean won 1120 per U.S. dollar. U.S. dollar-denominated activity is included based on the amounts as transacted in U.S. dollars.